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                                                                    Exhibit 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                               SEPTEMBER 30, 1996



Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended September 30, 1996:

Net Income                                                    $ 1,183,000
    Add:Depreciation and amortization charges to income not
          affecting cash available for distribution                31,000
          Minimum lease payments received, net of interest
          income earned, on leases accounted for under the
          financing method                                         70,000
          Net proceeds from sale of property                    1,040,000
          Other                                                     5,000

    Less:Mortgage principal payments                              (64,000)
          Gain on sale of property                             (1,018,000)
          Cash to Reserves                                       (150,000)
                                                              -----------

          Cash Available for Distribution                     $ 1,097,000
                                                              ===========
          Distributions allocated to General Partners         $     4,000
                                                              ===========
          Distributions allocated to Limited Partners         $ 1,093,000
                                                              ===========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1996:


Entity Receiving                    Form of
Compensation                      Compensation                           Amount
-------------------------  -------------------------------------------   ------
Winthrop
Management                 Property Management Fees                      $5,000

General Partners           Interest in Cash Available for Distribution   $4,000

WFC Realty Co., Inc.
(Initial Limited Partner)  Interest in Cash Available for Distribution   $  548

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